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                                                                   EXHIBIT 10.34

                                 AGREEMENT
                                 ---------


        AGREEMENT, dated as of January 1, 1997 (the "Agreement"), between PEI HOLDING, INC., a Delaware corporation (the "Company"), and I. CONRAD SCHWAB (the "Employee").

        The Employee is employed as an executive manager by an operating consolidated subsidiary of the Company, and the Employee and the Company (on behalf of itself and its operating consolidated subsidiaries) desire that Employee continue to provide services in that capacity. Now, therefore, the parties hereby agree as follows:

                1. If the Employee's employment with the Company and/or any of its operating consolidated subsidiaries is terminated at any time for any reason (other than (a) by the Employee voluntarily [except for voluntary termination in the event of a substantial diminution in the Employee's responsibilities, in which case the Employee shall remain entitled to the salary and benefits specified in this Section 1], (b) by the Company and/or any of its operating consolidated subsidiaries for "cause", or (c) as a result of the death or permanent disability of the Employee), then the Employee shall receive from the Company for a period of one (1) year following the date of termination of employment the then current salary and fringe benefits that the Employee would otherwise have been entitled to receive.

                2. If a "change in control" shall occur and if the Employee's employment with the Company and/or any of its operating consolidated subsidiaries is terminated at any time within twelve (12) months following the occurrence of such "change in control" for any reason (other than by the Company for "cause"), then the Employee shall continue to receive from the Company an additional one (1) year period of such salary and benefits following the expiration of the salary and benefits the Employee is entitled to receive pursuant to Section 1. (As a point of clarification, the Employee is eligible to receive up to two
        (2) years of such salary and benefits.)

                3. For purposes of this Agreement, "cause" and "change in control" shall have the following meanings:

                        (i) "Cause" means termination by the Company and/or any
                of its operating consolidated subsidiaries of the Employee's employment with the Company and/or any of its operating consolidated subsidiaries by reason of (a) the Employee's conviction of a felony, (b) an act of personal dishonesty or breach of duty by the Employee in connection with such Employee's employment by the Company and/or any of its operating consolidated subsidiaries, (c) the Employee's commission of an act involving gross negligence in the conduct of his duties for the Company and/or any of its operating consolidated subsidiaries or (d) the Employee's willful and repeated failure to execute the policies of the Company and/or any of its operating consolidated subsidiaries as established by the Board of Directors thereof.

                        (ii) "Change in Control" means (a) the sale or other
                transfer of 50% or more of the ownership interests of the capital stock of the Company and/or

                                       1.
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                Prestolite Electric Incorporated ("Prestolite") to one or more corporations, persons or other entities not affiliated with Genstar Capital Corporation ("Genstar"), (b) the merger or consolidation of the Company and/or Prestolite with another corporation such that the stockholders of the Company and/or Prestolite immediately preceding the merger or consolidation own less than 50% of the capital stock of the corporation surviving the merger or consolidation, (c) the sale or other transfer of all or substantially all of the Company's consolidated assets to one or more corporations, persons or other entities not affiliated with Genstar, and/or (d) the dissolution or liquidation of the Company and/or Prestolite; provided, however, that no "change in control" shall be deemed to have occurred if Genstar, after giving effect to one or more of the transactions described in this Section 3(ii), controls the Board of Directors of the Company and/or Prestolite, as the case may be.

                4. Such salary and benefits shall be paid at such time and in such manner as may be mutually agreed in writing by the Employee and the Company; provided, however, that in the absence of such agreement such salary and benefits shall be paid at such time and in such manner as if the Employee remained employed by the Company and/or any of its operating consolidated subsidiaries. This Agreement may be enforced by the Employee against the Company and each of its operating consolidated subsidiaries. All salary and benefits shall continue as provided herein notwithstanding re-employment and/or death of the Employee following termination of employment with the Company and/or any of its operating consolidated subsidiaries.

                5. Except as specifically provided in this Agreement, all terms and conditions which governed the Employee's employment by the Company and/or one or more of its operating consolidated subsidiaries prior to the effective date hereof shall remain in full force and effect.

                6. This Agreement (a) may be amended or terminated only by a writing signed by both parties, (b) is not assignable by either party,
        (c) shall bind and inure to the benefit of the respective heirs, personal representatives and successors of the parties, and (d) sets forth the entire understanding of the parties regarding its subject matter.

        In witness whereof, the parties have executed this Agreement as of the date first above written.

                                         PEI HOLDING, INC.


                                         By: /s/ Richard D. Paterson
                                             -----------------------
                                                 Richard D. Paterson, Chairman

 /s/ I. Conrad Schwab                    By: /s/ P. Kim Packard
     ----------------                        ------------------
     I. Conrad Schwab                            P. Kim Packard, President


                                       2.